UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These forward-looking statements are based on current expectations and projections about future events and financial trends. The words and phrases “will,” “intend,” “seek” and similar words or expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions, the Company’s ability to successfully integrate acquired businesses and assets and future events that may negatively impact the markets where the Company competes. The Company undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2004, Allin Corporation (the “Company”) and Richard W. Talarico, Chief Executive Officer and President, and a director and shareholder of the Company, entered into an amendment to the Employment Agreement between the Company and Mr. Talarico dated as of January 10, 2002, as amended on February 5, 2004. The Amendment to Employment Agreement, which is included as Exhibit 10.1 to this Report on Form 8-K, deletes in its entirety a section of the original agreement which had entitled Mr. Talarico to receive a single sum payment of $225,000 upon a change in control, as defined in the agreement, or a portion of such amount as determined by the Company’s Board of Directors, if a significant portion, but not all, of the Company’s assets were sold.

On December 8, 2004, the Company and Dean C. Praskach, Chief Financial Officer, Secretary and Treasurer, and a shareholder of the Company, entered into an amendment to the Employment Agreement between the Company and Mr. Praskach dated as of June 23, 2000, as amended on February 13, 2001. The Amendment to Employment Agreement, which is included as Exhibit 10.2 to this Report on Form 8-K, extends the term of the Employment Agreement to June 23, 2010, unless terminated sooner under the terms of the agreement. The Amendment to Employment Agreement also deletes a provision of the original agreement, as amended, which had entitled Mr. Praskach to receive a bonus in the amount of one times his annual base salary at the time of termination of employment if such termination occurred in conjunction with, or within one year after, a change of control, as defined in the agreement.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the termination of the Special Bonus Plan of Allin Consulting of Pennsylvania, Inc. (“Allin Consulting-Pennsylvania”), a wholly-owned subsidiary of the Company, on December 8, 2004, the Company granted to the former participants under such plan (the “Participants”) options to purchase an aggregate of 252,778 shares of the Company’s common stock having an exercise price of $1.00 per share (the “$1.00 Options”), and the Company agreed to grant to the Participants additional options to purchase an aggregate of 50,556 shares of the Company’s common stock having an exercise price of $1.25 per share (the $1.25 Options”) (i) if the net earnings before interest, taxes, depreciation and amortization of Allin Consulting-Pennsylvania for its fiscal year ending December 31, 2005 (“Allin Consulting 2005 EBITDA”) equals or exceeds $555,000 or (ii) upon the sale of all of the stock of Allin Consulting-Pennsylvania or the sale of all, or substantially all, of the assets of the Company (in each case, a “Change of Control”) prior to January 1, 2006. In consideration of the receipt of these options, each Participant relinquished any and all rights he may have had or may have obtained under the terminated bonus plan. As no public offering was involved, the issuance of the options was exempt from the registration provisions of the Securities Act of 1933, as amended, under Section 4(2) thereof and Regulation D thereunder. There are only five Participants, and each is an employee of the Company, with management-level responsibilities for the Company’s Pittsburgh-based operations. In addition, the options are not transferable otherwise than by will or the laws of descent and distribution. Each award agreement for the options bears an appropriate restrictive legend and contains additional restrictions on exercise of the options, including where the exercise would constitute a violation of any applicable federal or state statute or regulation or when the exercise price of the option exceeds the fair market value of the Company’s common stock.

Each $1.00 Option is currently vested with respect to 60% of the shares of common stock covered thereby and will vest with respect to one half of the remaining shares on each of June 1, 2005 and June 1, 2006. If Allin Consulting-Pennsylvania 2005 EBITDA equals or exceeds $555,000 and the $1.25 Options are granted, such options will be immediately vested with respect to 80% of the shares of common stock covered thereby and will vest with respect to the remaining shares on June 1, 2006. Vesting of the options granted will accelerate such that the options become fully vested prior to June 1, 2006 upon any Change of Control. If a Change of Control occurs prior to January 1, 2006, the $1.25 Options will be fully vested when granted. If not terminated sooner, each of the options will expire on December 8, 2011.

Item 8.01. Other Events

Computer Resources

On November 16, 2004, Allin Consulting-Pennsylvania acquired certain assets owned by McCrory & McDowell LLC (“M&M”) under an Asset Purchase Agreement entered into between the parties. The acquired assets were utilized in the operations of M&M’s Computer Resources division (“Computer Resources”), which specialized in consulting services based on Microsoft Business Solutions technology and the sale of Microsoft Business Solutions technology products, primarily Great Plains enterprise accounting software and customer relationship management software. The acquired assets include the performance rights to Computer Resources’ consulting projects in progress as of November 1, 2004 or under agreement between Computer Resources and its customers as of such date and a customer list that includes all customers of Computer Resources. Coincident with the asset purchase, Allin Consulting-Pennsylvania hired one Computer Resources employee. Allin Consulting-Pennsylvania intends to integrate the acquired business with its existing operations related to Microsoft Business Solutions technology.

Allin Consulting-Pennsylvania paid no cash or other form of purchase consideration at the time it acquired the assets, and it assumed none of M&M’s liabilities related to the operations of Computer Resources. The Asset Purchase Agreement provides for the payment of contingent purchase consideration for the purchased assets based on agreed upon percentages of earned and collected revenue from consulting services and product sales related to projects identified on schedules to the agreement and certain additional future projects that may be obtained with customers included on the acquired customer list. Any contingent purchase consideration due will be calculated based on applicable amounts collected during each calendar quarter and is to be remitted to M&M within fifteen days of the end of each calendar quarter. As all of the consideration under the Asset Purchase Agreement is contingent, the Company recorded no initial value for the acquired assets. Any contingent payments made in the future will be reflected as purchase consideration and will be allocated among the assets acquired.

Jimary Business Systems

On November 22, 2004, Allin Consulting-Pennsylvania acquired certain assets owned by, and assumed certain liabilities of, Accounting Technology Professionals, L.L.C. d/b/a Jimary Business Systems (“Jimary”) under an Asset Purchase Agreement entered into between the parties. Jimary specialized in consulting services based on Microsoft Business Solutions technology and the sale of Microsoft Business Solutions technology products, primarily Solomon enterprise accounting software and customer relationship management software. The acquired assets include the performance rights to Jimary’s consulting projects in progress as of the date of acquisition or under agreement between Jimary and its customers as of such date, cash, accounts receivable, computer equipment and a customer list that includes all customers of Jimary. Assumed liabilities include certain accounts payable, accrued liabilities and deferred revenue for remaining customer service obligations. Coincident with the asset purchase, Allin Consulting-Pennsylvania hired seven Jimary employees and entered into a Confidentiality and Non-Competition Agreement with the majority shareholder of Jimary. Allin Consulting-Pennsylvania intends to integrate the acquired business with its existing operations related to Microsoft Business Solutions technology.

Allin Consulting-Pennsylvania paid approximately $464,000 in cash purchase consideration at the time of the closing. The Asset Purchase Agreement also provides for contingent consideration for the purchased assets in the form of annual earn-out payments in cash for each of three annual periods ending November 30, 2005, 2006 and 2007 based on agreed upon percentages of “Earn-Out Margin” for each of such annual periods generated from consulting and certain related revenue, determined and adjusted in accordance with the Asset Purchase Agreement. The aggregate amount of all such annual earn-out payments shall not exceed $252,000. Any contingent purchase consideration due is to be remitted to Jimary within sixty days of the end of each such annual period. The Company attributed the initial purchase consideration among the assets acquired and liabilities assumed based on their estimated fair values. Assets recorded included cash, accounts receivable, computer equipment, and intangible assets including the customer list, the non-competition agreement and goodwill. Liabilities recorded included accounts payable, accrued liabilities and deferred revenue. Any contingent payments made in the future will be reflected as purchase consideration and will be recorded as goodwill.

Neither the Computer Resources nor the Jimary transaction described above involved the acquisition by the Company of a “significant amount of assets” under Securities and Exchange Commission rules for the purposes of reporting on Form 8-K.

Integration of Acquired Businesses

In the past twelve months, the Company has acquired the business operations of Information Designs, Inc., the assets of Computer Resources and the assets of Jimary, each of which offered consulting services based on Microsoft Business Solutions technology and sold Microsoft Business Solutions technology products and were based in Pittsburgh, Pennsylvania. The Company intends to operate these acquisitions as part of its Pittsburgh operations. As part of its general business plan, the Company may from time to time seek further acquisitions of businesses or assets that are complimentary to the Company’s businesses. There can be no assurance that the Company will be able to successfully integrate the businesses or assets that it has acquired or may acquire with the other businesses of the Company. The Company could have difficulty retaining and assimilating new personnel and assimilating the services of acquired businesses into the Company’s operations. These difficulties could disrupt the Company’s business, distract its management and employees, increase expenses and adversely affect the Company’s business, results of operations and financial condition.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to Employment Agreement dated December 8, 2004 by and between Allin Corporation and Richard W. Talarico

10.2	Amendment to Employment Agreement dated December 8, 2004 by and between Allin Corporation and Dean C. Praskach

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: December 10, 2004	By:	/s/ Dean C. Praskach
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated December 8, 2004 by and between Allin Corporation and Richard W. Talarico

10.2	Amendment to Employment Agreement dated December 8, 2004 by and between Allin Corporation and Dean C. Praskach